Exhibit 10(a)2

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

THE SOUTHERN COMPANY

The following are the annual base salaries, effective March 1, 2015, unless otherwise noted, of the Chief Executive Officer and Chief Financial Officer of The Southern Company (the “Company”) and certain other executive officers of the Company who served during 2014.

Thomas A. Fanning Chairman, President and Chief Executive Officer	$1,250,000
Art P. Beattie Executive Vice President and Chief Financial Officer	$700,438
W. Paul Bowers Executive Vice President of the Company, President and Chief Executive Officer of Georgia Power Company	$814,895
Kimberly S. Greene Executive Vice President and Chief Operating Officer	$666,250
Stephen E. Kuczynski President and Chief Executive Officer of Southern Nuclear Operating Company	$708,496
Charles D. McCrary* Executive Vice President of the Company, President and Chief Executive Officer of Alabama Power Company	$803,247

*	Retired May 1, 2014. Salary shown was Mr. McCrary’s salary effective March 1, 2014.